SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:     April 27, 2009

CH ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	0-30512	14-1804460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

284 South Avenue, Poughkeepsie, New York	12601-4839
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(845) 452-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 27, 2009, CH Energy Group, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with GAMCO Asset Management Inc. (“GAMCO”) regarding GAMCO’s notice (the “Notice”) of its intention to nominate three individuals for election to the Company’s Board of Directors at its 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”). Pursuant to the Agreement, the Company has agreed that, effective at the May 21, 2009 regular meeting of the Company’s Board of Directors, the Board will adopt resolutions to increase the size of the Board from eight to nine directors and to appoint Edward T. Tokar to the newly created directorship for a term expiring at the 2010 annual meeting of the Company’s shareholders (the “2010 Annual Meeting”), and GAMCO has agreed to withdraw the Notice. GAMCO has also agreed that, if the Company’s Board nominates Mr. Tokar for election at the 2010 Annual Meeting, GAMCO will vote its shares in favor of the Board’s nominees at the 2010 Annual Meeting and will not nominate persons for election as directors at the 2010 Annual Meeting.

     This description of the terms of the Agreement is a summary and does not purport to be a complete description of all of the terms, and it is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement, dated April 27, 2009, by and between CH Energy Group, Inc. and GAMCO Asset Management Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2009                                                                                CH ENERGY GROUP, INC.

By:	/s/ Kimberly J. Wright
	Name:	Kimberly J. Wright
	Title:	Vice President of Accounting
& Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated April 27, 2009, by and between CH Energy Group, Inc. and GAMCO Asset Management Inc.